EXHIBIT 10.1

INVESTOR RIGHTS AGREEMENT

INVESTOR RIGHTS AGREEMENT (this “Agreement”) is entered into as of November 6, 2019, by and among Ashford Nevada Holding Corp. (to be renamed Ashford Inc.), a Nevada corporation (the “Company”), Archie Bennett, Jr., Monty J. Bennett, MJB Investments, LP (each a “Remington Holder” and collectively, the “Remington Holders”), the Alayna Jo Bennett Max 2019 Gift Trust, the Archie Bennett, III 2019 Gift Trust, the Audra Marie Bennett Maxwell 2019 Gift Trust, the Jory Glazener 2019 Gift Trust, the Krista Koleas 2019 Gift Trust, the Matthew Wade Bennett 2019 Gift Trust, the Beverly Rene Bennett Flood 2019 Gift Trust, the Supplemental Needs Trust FBO Lucas Wade Bennett (each such trust a “Trust” and collectively, the “Trusts”), James L. Cowen, Jeremy J. Welter, Mark A. Sharkey, Marissa A. Bennett and any other Persons that become parties to this Agreement by joinder as provided in this Agreement.  Capitalized terms used in this Agreement and not otherwise defined have the meanings given such terms in Article 1 or in the applicable Section cross-referenced in Article 1.

PRELIMINARY STATEMENTS

A.            The Company, the Remington Holders, James L. Cowen, Jeremy J. Welter and certain other Persons are parties to the Combination Agreement, dated as of May 31, 2019 (the “Combination Agreement”).

B.            As a condition to the Closing pursuant to the Combination Agreement, the parties have agreed to enter into this Agreement in order to provide, among other things, governance and operational covenants.

THEREFORE, the parties intending to be legally bound agree as follows:

ARTICLE 1
DEFINITIONS

1.01        Definitions.  Terms used in this Agreement and not otherwise defined in this Agreement will have the following meanings.

“Acting in Concert” has the meaning set forth in Annex A attached hereto.

“AINC” means Ashford Inc., a Maryland corporation that will be a wholly-owned Subsidiary of the Company immediately following the Merger (as defined in the Merger Agreement).

“Agreement” as defined in the Preamble, means this Investor Rights Agreement.

“Affiliate” and its correlative terms have the meanings ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

“Associate” and its correlative terms have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

“Base Strike Price” means $25 (as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction with respect to the Company Preferred Stock in a manner consistent with the corresponding adjustment to the Liquidation Value).

“Beneficially Own,” “Beneficial Owner,” and their correlative terms, has the meaning set forth in Annex A attached hereto.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Dallas, Texas are authorized or required by Law to be closed for business.

“Change of Control” means, with respect to any Covered Investor, the occurrence of any of the following, in each case that was not voted for or consented to by such Covered Investor solely in its capacity as a stockholder of the Company (but not in any other capacity): (a) any Person (other than the Remington Holders, their controlled Affiliates, any trust or other estate in which a Remington Holder has a substantial beneficial interest or as to which such Remington Holder serves as trustee or in a similar fiduciary capacity, any Immediate Family Member of a Remington Holder, or any Group of which any Remington Holder is a member) acquires Beneficial Ownership of securities of the Company that, together with the securities of the Company previously Beneficially Owned by the first such Person, constitutes more than fifty percent (50%) of the total voting power of the Company’s outstanding securities; or (b) the sale, lease, transfer or other disposition (other than as collateral) of all or a majority of the Company’s (taken as a whole) assets or income or revenue generating capacity, other than to any direct or indirect majority-owned and controlled Affiliate of the Company.

“Change of Control Put Option” has the meaning set forth in Section 2.02.

“Closing” means the consummation of the transactions contemplated by the Combination Agreement.

“Closing Date” means the date on which the Closing is effective.

“Code” means the Internal Revenue Code of 1986.

“Combination Agreement” has the meaning set forth in the Preliminary Statements.

“Company” as defined the Preamble, means Ashford Nevada Holding Corp. (to be renamed Ashford Inc.).

“Company Board” means the Board of Directors of the Company that manages the business and affairs of the Company.

“Company Cleansed Shares” has the meaning set forth in Section 3.02(b).

“Company Common Stock” means the common stock of the Company, par value $0.001 per share, entitled to cast one vote on all matters in which holders of common stock may vote.

“Company Preferred Stock” means the Series D Convertible Preferred Stock of the Company, par value $0.001 per share, issued to the Holder Group Investors, Marissa A. Bennett and Mark A. Sharkey at the Closing, as authorized by the Preferred Stock Certificate of Designation.

“Company Preferred Stock Cash Amount” means, at any date of determination, an amount, determined on a per share basis, equal to the sum of: (a) the Base Strike Price multiplied by one hundred and five-tenths percent (100.5%); plus (b) all accrued and unpaid dividends, as provided by the Preferred Stock Certificate of Designation; plus (c) in the event that the Change of Control Put Option is exercised prior to June 30, 2026, an additional amount (the “Additional Payment”), which shall initially be twenty-four percent (24.0%) of the Base Strike Price until the first (1st) anniversary of the Closing Date, twenty percent (20.0%) of the Base Strike Price thereafter and until the second (2nd) anniversary of the Closing Date, sixteen percent (16.0%) of the Base Strike Price thereafter and until the third (3rd) anniversary of the Closing Date, twelve percent (12.0%) of the Base Strike Price thereafter and until the fourth (4th) anniversary of the Closing Date, nine percent (9.0%) of the Base Strike Price thereafter and until the fifth (5th) anniversary of the Closing Date, six percent (6.0%) of the Base Strike Price thereafter and until the sixth (6th) anniversary of the Closing Date, and three percent (3.0%) of the Base Strike Price thereafter and until June 30, 2026.

“Company Shares” means shares of Company Common Stock and Company Preferred Stock.

“Conversion Price” means $117.50, as adjusted as provided in Section 2.03.

“Covered Investor” means each Remington Holder, each Trust, James L. Cowen, Jeremy J. Welter, Mark A. Sharkey, Marissa A. Bennett and each Person that succeeds to the interests of a Remington Holder, a Trust, James L. Cowen, Jeremy J. Welter, Mark A. Sharkey or Marissa A. Bennett as a result of a Permitted Transfer.

“Disinterested Director” means, with respect to any action or transaction, each director of the Company that: (a) is neither an officer nor an employee, nor has been an officer or employee, of the Company, any Covered Investor, or either of their respective Affiliates or Associates within five years; and (b) has no material personal or financial interest in such transaction or matter that is distinct from the holders of Company Shares that are not Affiliates or Associates of a Covered Investor.

“Exchange Act” means the Securities Exchange Act of 1934.

“GAAP” means generally accepted accounting principles in the United States consistently applied.

“Group” has the meaning ascribed to such term under Rule 13d-5(b) under the Exchange Act.

“Holder” means any Person Beneficially Owning Company Shares.

“Holder Group Investor” means each Remington Holder, each Trust and each Person that succeeds to the interests of a Remington Holder or a Trust as a result of an Intra-Group Transfer.

“Hotel Services Agreement” means that certain Hotel Services Agreement, dated as of the Closing Date, among the Remington Holders and the Company.

“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, step-sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a referenced natural person.

“Intra-Group Transfer” means the Transfer of shares of Company Preferred Stock or Company Common Stock by a Remington Holder, a Holder Group Investor or a Covered Investor (including by the estate of any such Person) to: (a) an Immediate Family Member of a Covered Investor, or a trust established for the benefit of one or more such Immediate Family Members, in each case, without consideration and for bona fide estate, succession or tax planning purposes; or (b) a Person that is majority Beneficially Owned and is controlled by a Covered Investor; provided that, in each of the foregoing cases, the transferee becomes a party to this Agreement as a Covered Investor.

“Liquidation Value” has the meaning set forth in the Preferred Stock Certificate of Designation.

“Joinder Transferees” has the meaning set forth in Section 2.01(b).

“Major Investor” means one or more Holder Group Investors that Beneficially Own, in the aggregate, no less than twenty percent (20%) of the issued and outstanding shares of Company Common Stock (taking into account such Person’s Company Preferred Stock on an as-converted basis).

“Majority in Interest” of the Remington Holders, the Holder Group Investors or the Covered Investors, as applicable, means, at any time, those Remington Holders, Holder Group Investors or Covered Investors, as applicable, holding in the aggregate fifty-five percent (55%) of the total number of shares of Company Common Stock (in all cases taking into account the Company Preferred Stock on an as-converted basis) held by all Remington Holders, Holder Group Investors or Covered Investors, as applicable.

“Merger Agreement” means that certain Merger Agreement, dated as of the Closing Date, among AINC, the Company, Ashford Merger Sub Inc., the Remington Holders, the Trusts, James L. Cowen, Jeremy J. Welter, Mark A. Sharkey and Marissa A.

Bennett, setting forth the terms and conditions upon which Ashford Merger Sub Inc. is merged with and into AINC effective as of the Closing Date.

“New Securities” has the meaning set forth in Section 3.06.

“Non Cleansed Shares” means all Reference Shares held by a Covered Investor that are not Company Cleansed Shares.

“Non-Competition Agreement” means that certain Non-Competition Agreement, dated as of the Closing Date, among the Archie Bennett, Jr., Monty J. Bennett and the Company.

“Participation Notice” has the meaning set forth in Section 3.06(c).

“Permitted Transfer” means a Transfer to any of the following transferees of shares of Company Preferred Stock: (a) an Intra-Group Transfer; (b) any Transfer as part of the exercise of the conversion rights of the Company Preferred Stock as set forth in Section 5 of the Preferred Stock Certificate of Designation; (c) any Transfer as part of the exercise of the call option in respect of the Company Preferred Stock as set forth in Section 8 of the Preferred Stock Certificate of Designation; (d) any Transfer to a bona fide charitable foundation; and (e) any Transfer made pursuant to or in accordance with or as permitted by Sections 2.01 or 2.02. In each of the foregoing cases (other than Section 2.02 and clause (c) of the foregoing sentence), the transferee must become a party to this Agreement as a Covered Investor.

“Person” means any individual; any public or private entity, including any corporation, partnership, limited partnership, limited liability company, trust, or business enterprise or any governmental agency or instrumentality; and any Group.

“PM LLC” means Premier Project Management LLC, a Maryland limited liability company owned by AINC.

“Preferred Stock Certificate of Designation” means the Certificate of Designation authorizing the Company Preferred Stock in effect as of the Closing.

“Prior IRA” has the meaning set forth in Section 4.14.

“Proceedings” has the meaning set forth in Section 4.06(b).

“Prohibited Beneficial Owner” has the meaning set forth in Annex A attached hereto.

“Put Option Closing” has the meaning set forth in Section 2.02(b).

“Reference Shares” means all voting securities of the Company that are (without duplication):

(a) Beneficially Owned by, as applicable, any Covered Investor or any Holder Group Investor, including any such voting securities as to which any, as applicable, Covered Investor or Holder Group Investor has sole or shared voting power;

(b) Beneficially Owned by any member of a Group of which any, as applicable, Covered Investor or Holder Group Investor is a member; or

(c) subject to or referenced in any derivative or synthetic interest that: (i) conveys any voting right in Company Common Stock, as applicable; or (ii) is required to be, or is capable of being, settled through delivery of Company Common Stock, as applicable, in either case, that is held or Beneficially Owned by any, as applicable, Covered Investor or Holder Group Investor or any controlled Affiliate or any, as applicable, Covered Investor or Holder Group Investor.

“Remington Contribution Agreement” has the meaning set forth in the Combination Agreement.

“Remington Holder” has the meaning set forth in the Preamble.

“Remington LP” means Remington Holdings, L.P., a Delaware limited partnership.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Nominee” has the meaning set forth in Section 3.01(a).

“Sole Voting Shares” means all voting securities of the Company that any Covered Investor has the sole power to vote and all such voting securities held by any Immediate Family Member of such Covered Investor or a trust established for the benefit of such Covered Investor or an Immediate Family Member of such Covered Investor.

“Subscription Notice” has the meaning set forth in Section 3.06(a).

“Subscription Share” means, with respect to all Holder Group Investors, a percentage equal to the total number of New Securities specified in the Subscription Notice, multiplied by a fraction: (a) the numerator of which is the sum of the total number of Company Shares held by such Holder Group Investor (determined on a fully-diluted and an as-converted basis); and (b) the denominator of which is sum of the total number of Company Shares outstanding (determined on a fully-diluted and an as-converted basis), in each case calculated as of the date on which the Subscription Notice is delivered to the Holder Group Investors, such amount to be allocated ratably in accordance with each Holder Group Investor’s pro rata percentage thereof or as the exercising Holder Group Investors may mutually agree.

“Subcription Period” means the period beginning on the date on which the Subscription Notice is delivered to the Holder Group Investors and ending thirty (30) days thereafter.

“Subsidiary” means, with respect to any Person, any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than equity securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by such Person or one or more of its Subsidiaries.

“Transaction Documents” means the Combination Agreement, the Company’s certificate of incorporation as in effect on the date of the Combination Agreement, the Preferred Stock Certificate of Designation, the certificate of incorporation of Ashford Merger Sub Inc. as in effect on the date of the Combination Agreement, the Remington Contribution Agreement, the Merger Agreement, this Agreement, the Transition Cost Sharing Agreement, the Hotel Services Agreement and the Non-Competition Agreement.

“Transactions” means all the transactions contemplated by the Combination Agreement and the other Transaction Documents.

“Transfer” and its correlative terms mean any sale, assignment, pledge, hypothecation, transfer, or other disposition or encumbrance of any shares of Company Preferred Stock or Company Common Stock, or any beneficial interest therein, whether in a single transaction or a series of related transactions, but does not include a bona fide pledge of shares of Company Preferred Stock or Company Common Stock in an arm’s length lending transaction with a Person that is not an Affiliate of such pledgor of shares of Company Preferred Stock or Company Common Stock.

“Transition Cost Sharing Agreement” means that certain Transition Cost Sharing Agreement, dated as of the Closing Date, among the Remington Holders and the Company.

“Trust” or “Trusts” have the meanings set forth in the Preamble.

ARTICLE 2
Restrictions on Transfer of Company Preferred Stock; Put Option

2.01        Restrictions on Transfer.

(a)           Transfers to Prohibited Beneficial Owners.  Until the fifth (5th) anniversary of the Closing Date, no Covered Investor may effect any Transfer to any Person that is or would become a Prohibited Beneficial Owner as a result of such Transfer, except: (i) pursuant to an Intra-Group Transfer; (ii) as a result of any voting agreement between Archie Bennett, Jr. and Monty J. Bennett; (iii) a Transfer in which no transferee (or group of Affiliated or Associated transferees) would purchase or receive two percent (2%) or more of the outstanding voting Company Shares (regardless of the number of voting Company Shares held by any such transferee prior to any such Transfer); (iv) in connection with any widespread public distribution of Company Shares registered under the

Securities Act; or (v) a Transfer to any transferee (or group of Affiliated or Associated transferees) that would Beneficially Own more than fifty percent (50%) of the outstanding Company Shares without any Transfer from a Covered Investor; provided, that, the restriction set forth in this Section 2.01(a) may be waived by the affirmative vote of the majority of the stockholders of the Company that are not Affiliates or Associates of the Covered Investors.

(b)           Status of Transferees; Joinder.  Any transferee from a Covered Investor will be bound by the terms of this Agreement as follows: (i) transferees in an Intra-Group Transfer or a Permitted Transfer (collectively, “Joinder Transferees”) will be Covered Investors for the purposes of this Agreement; and (ii) transferees that are Covered Investors will continue to be Covered Investors.  As a condition to any Transfer, Joinder Transferees and transferees that are Covered Investors must become a party to, and agree to be bound by, all of the terms and conditions of this Agreement as a Covered Investor by a joinder agreement that binds such transferee to the terms and conditions of this Agreement, as may be amended on the date of such joinder, as though a party hereto.

(c)           Compliance with Securities Law.  Shares of Company Preferred Stock may not be Transferred in the absence of an effective registration statement under or an exemption from the registration requirements of the Securities Act and all applicable state securities laws.

(d)           Non-Compliant Transfers Void.  Any Transfer of shares of Company Preferred Stock that is not made in full compliance with the requirements of this Section 2.01 (or otherwise contemplated by Sections 2.02) will be null and void, and the Company will refuse to recognize such Transfer and will not reflect on its records any change in ownership of shares of Company Preferred Stock pursuant to such Transfer.

2.02        Put Following a Change in Control.

(a)           The Company hereby grants to each Covered Investor an option, exercisable with respect to each and every Change of Control that may occur following the date of this Agreement, to sell to the Company, and the Company is obligated to purchase from such Covered Investor, all or any portion of the Company Preferred Stock then owned by such Covered Investor (the “Change of Control Put Option”), which right may be waived at the option of any such Covered Investor with respect to a particular Change of Control or in its entirety, any such waiver being irrevocable.  The Change of Control Put Option may only be exercised by a Covered Investor, in its sole discretion, on the date of the consummation of each particular Change of Control, or during the ten (10) Business Day period following the date of the consummation of such Change of Control, provided that an exercising Covered Investor may provide written notice of such exercise to the Company in advance of the anticipated date of the consummation of such Change of Control as provided in Section 2.02(b). In the event that a Covered Investor exercises the Change of Control Put Option, the price to be paid by the Company to such exercising Covered Investor for each share of the Company Preferred Stock then owned by such Covered Investor which is the subject of such option exercise will be an amount equal to the Company Preferred Stock Cash Amount, payable, at each such Covered Investor’s individual election not later than five (5) Business Days before the scheduled Put Option Closing, in any combination of: (i) cash; or (ii) a number of shares of Company Common Stock determined by dividing such amount by the Conversion Price. To the extent that a Covered Investor continues to hold shares of Company Preferred Stock following the consummation of a Change of Control, such Covered Investor shall continue to have the right to exercise the Change of Control Put Option with respect to any succeeding Change of Control that may take place.

(b)           The closing for the purchase and sale pursuant to the Change of Control Put Option will take place at the executive offices of the Company on the date specified in the exercising Covered Investor’s written notice to the Company of its exercise of such option (a “Put Option Closing”), which written notice may be delivered by such Covered Investor in advance of the anticipated date of the consummation of the Change of Control.  The closing date specified in such written notice will be a date no fewer than thirty (30) nor more than sixty (60) days after the date of such notice; provided that in no event shall the closing date occur prior to the consummation of the applicable Change of Control. At any Put Option Closing, the exercising Covered Investor will deliver good and marketable title to the Company Preferred Stock being purchased and sold, duly endorsed in blank and otherwise in good form for transfer (if applicable), free and clear of any lien, charge, claim, or encumbrance other than this Agreement.  In consideration for the same, the Company will deliver the consideration set forth in this Section 2.02.

2.03        Adjustment to Conversion Price. If the Company, at any time or from time to time after the Closing Date: (a) pays a dividend or makes any other distribution for no consideration to holders of the Company Common Stock in any other capital stock of the Company or in shares of Company Common Stock or securities directly or indirectly convertible into or exchangeable for shares of Company Common Stock; or (b) subdivides (by any stock split, recapitalization or otherwise) its outstanding shares of Company Common Stock into a greater number of shares, the Conversion Price applicable to the Change of Control Put Option in effect immediately prior to any such dividend, distribution or subdivision will be proportionately reduced.  If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Company Common Stock into a smaller number of shares, the Conversion Price applicable to the Change of Control Put Option in effect immediately prior to such combination will be proportionately increased.  Any adjustment under this Section 2.03 shall become effective at the close of business on the date the dividend, distribution, subdivision or combination becomes effective.

ARTICLE 3
Additional Covenants

3.01        Company Board Nomination Rights.

(a)           In addition to the Company Board nomination rights specified in Section 3.01(c), for so long as the Covered Investors are, in the aggregate, a Major Investor, Archie Bennett, Jr., during his lifetime, and a Majority in Interest of the Covered Investors thereafter, will be entitled to nominate one individual (other than Archie Bennett, Jr.), and Monty J. Bennett, during his lifetime, and a Majority in Interest of the Covered Investors thereafter, will be entitled to nominate one additional individual (other than Archie Bennett, Jr.) (each such individual so nominated, and any successor to each such individual as contemplated by this Section 3.01(a), individually, the “Seller Nominee” and collectively, the “Seller Nominees”) for election as a member of the Company Board.  Initially, Monty J. Bennett shall serve as the Seller Nominee of Monty J. Bennett, and W. Michael Murphy shall serve as the Seller Nominee of Archie Bennett, Jr.

(b)           The Company agrees: (i) to assure that the size of the Company Board will accommodate the Seller Nominees; (ii) that at each annual meeting of stockholders of the Company, the Company: (A) will cause the slate of nominees standing for election, and recommended by the Company Board, at each such meeting to include the Seller Nominees; (B) will nominate and reflect in the proxy statement on Schedule 14A for each such meeting the nomination of the Seller Nominees for election as a director of the Company at each such meeting; and (C) cause all proxies received by the Company to be voted in the manner specified by such proxies and, to the extent permitted under applicable law and stock exchange rules, cause all proxies for which a vote is not specified to be voted for the Seller Nominees; and (iv) that if any Seller Nominee ceases to be a director of the Company other than because the Holder Group Investors, in the aggregate, cease to be a Major Investor, then the nominating party pursuant to Section 3.01(a) may propose to the Company a replacement nominee for election as a director of the Company, in which event such individual will be appointed to fill the vacancy created as a result of the prior Seller Nominee ceasing to be a director of the Company.

(c)           In addition to the Company Board nomination rights specified in Section 3.01(a), as provided in Section 6.2(c) of the Preferred Stock Certificate of Designation, upon the occurrence and during the continuation of a Series D Convertible Preferred Stock Breach (as defined in the Preferred Stock Certificate of Designation), a Supermajority of Holders (as defined in the Preferred Stock Certificate of Designation), and only a Supermajority of Holders, of the Company Preferred Stock shall have the right to designate two individuals to fill the newly created seats on the Company Board and to exercise the other rights contemplated by such Section 6.2. The Covered Investors agree that one such Company Board designation right shall be vested in Archie Bennett, Jr., during his lifetime, and the other such Company Board designation right shall be vested in Monty J. Bennett, during his lifetime. In furtherance of the foregoing, each Covered Investor agrees that it will vote all of such Covered Investor’s Company Preferred Stock, and consent to any action by the holders of the Company Preferred Stock without a meeting as permitted under appropriate state law, as may be directed Archie Bennett, Jr. or Monty J. Bennett, respectively, in connection with their designation of the individuals to fill such Company Board seats.

3.02        Voting Rights.  The Covered Investors agree that:

(a)           Each Covered Investor will cause to be present, in person or represented by proxy, all voting securities of the Company that such Covered Investor Beneficially Owns at all stockholder meetings of the Company so that all voting securities of the Company that the Covered Investors Beneficially Own will be counted for the purposes of determining the presence of a quorum at such meetings.

(b)           On any and all matters submitted to a vote of the holders of voting securities of the Company (other than the matters specified in Section 3.01(c)), the Covered Investors will have the right to vote or direct or cause the vote of the Sole Voting Shares as the Covered Investors determine, in their sole discretion, except as provided in this Section 3.02(b).  If, prior to August 8, 2023, the combined voting power of the Reference Shares of the Company exceeds forty percent (40.0%) (plus the combined voting power of any Company Common Stock acquired by any Covered Investor in an arm’s length transaction after the date of this Agreement from a Person other than the Company or a Subsidiary of the Company, including through open market purchases, privately negotiated transactions or any distributions of Company Common Stock by either of Ashford Hospitality Trust, Inc. or Braemar Hotels & Resorts, Inc., to its respective stockholders pro rata) of the combined voting power of all of the outstanding voting securities of the Company entitled to vote on any given matter, then Reference Shares of the Company representing voting power equal to such excess will be deemed to be “Company Cleansed Shares” under this Agreement. The Covered Investors irrevocably agree with the Company that, with respect to the Company Cleansed Shares, they will vote, or cause to be voted, out of the Covered Investors’ Sole Voting Shares of the Company, shares constituting voting power equal to the voting power of the Company Cleansed Shares in the same proportion as the holders of such class or series of voting securities of the Company vote their shares with respect to such matters, exclusive of the Reference Shares of the Company voted by the Covered Investors; provided, that the foregoing restriction may be waived by a majority of the Disinterested Directors. The Covered Investors also irrevocably agree solely amongst themselves that the total number of votes attributable to the Non-Cleansed Shares will be proportionately allocated among each Covered Investor based on a percentage, the numerator of which is the number of Reference Shares held by such Covered Investor, and the denominator of which is the total number of

Reference Shares held by all Covered Investors in the aggregate. Each Covered Investor hereby irrevocably grants: (i) to the Company or its designee with respect to the voting agreement referenced in the second immediately preceding sentence; and (ii) to each other Covered Investor or its designee with respect to the voting agreement referenced in the immediately preceding sentence, a proxy with full power of substitution and resubstitution, which is coupled with an interest, during the term of this Agreement, to vote and give or withhold consent on behalf and in the name of such Covered Investor in order to effect the terms of Sections 3.02(a) and (b), and the Company and the Covered Investors, as applicable, each covenant to cause any such designee to carry into effect the terms of this Agreement.

(c)           The Covered Investors hereby revoke any and all other proxies and voting agreements, other than any voting agreement between Archie Bennett, Jr. and Monty J. Bennett (which will nonetheless be subject to the terms of this Agreement), given by the Covered Investors with respect to Company Common Stock or Company Preferred Stock Beneficially Owned by them and will cause their Affiliates to revoke any and all proxies and voting agreements, other than any voting agreement between Archie Bennett, Jr. and Monty J. Bennett to which such Affiliate is a party (but subject, nonetheless, to the terms of this Agreement), given by any such Affiliate with respect to Company Common Stock or Company Preferred Stock.

3.03        Special Protective Provisions.  Until the aggregate voting power of the Reference Shares held by the Holder Group Investors is less than twenty-five percent (25%) of the combined voting power of all of the outstanding voting securities of the Company on any given matter, no Holder Group Investor will until the fifth (5th) anniversary of the Closing Date: (i) take any action, vote such Holder Group Investor’s securities, or enter into any transaction, including by Acting in Concert (as defined in Annex A) with another Person, which would result in the Company being treated as a “controlled company” under the applicable rules of the NYSE MKT; or (ii) take any action, vote such Holder Group Investor’s securities, or enter into any transaction, by Acting in Concert (as defined in Annex A) with another Person engaging in a Rule 13e-3 Transaction, that results in the Company engaging in a Rule 13e-3 Transaction (as defined in the rules and regulations issued by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended); provided, that the restriction set forth in this clause (ii) may be waived by the affirmative vote of a majority of the issued and outstanding shares of the Company’s voting stock (taking into account the Company Preferred Stock on an as-converted basis) that are not Beneficially Owned by the Holder Group Investors (provided that, for purposes of clause (ii), the Company’s voting stock that is owned of record by Ashford Hospitality Trust, Inc. or Braemar Hotels & Resorts, Inc. shall not be deemed to be Beneficially Owned by the Holder Group Investors so long as the decision to vote such shares on such waiver is solely determined by a majority of the members of the Board of Directors of the applicable entity who are independent within the meaning of applicable rules of the NYSE American (or any exchange on which the Company’s voting stock is then listed) and do not have a material financial interest in such Rule 13e-3 Transaction (or a duly appointed board committee consisting only of such independent and disinterested board members)).

3.04        Authorized Capital.  The Company will at all times reserve and keep available out of its authorized but unissued shares the number of shares of Company Common Stock as may from time to time be required to comply with the provisions of this Agreement and the Preferred Stock Certificate of Designation.

3.05        Reporting.  If the Company intends to take the position (on any tax return or otherwise) that a holder of the Company Preferred Stock has received (or is deemed for tax purposes to have received) a taxable stock distribution (other than as a result of the receipt of common stock), the Company shall notify each of Archie Bennett, Jr. and Monty J. Bennett (or, in either case, his applicable designated representative, in the event of disability, or estate, in the event of death) of such position and give each of Archie Bennett, Jr. and Monty J. Bennett (or, in either case, his applicable designated representative, in the event of disability, or estate, in the event of death) a reasonable opportunity to dispute such position.

3.06        New Security Subscription Rights.  The Company will not issue any equity securities, rights to acquire equity securities of the Company or debt convertible into equity securities of the Company (the “New Securities”) unless the Company complies with the provisions of this Section 3.06, except for: (a) the conversion of Company Preferred Stock as provided by the Preferred Stock Certificate of Designation; and (b) the issuance of Company Common Stock pursuant to Article 2 of this Agreement.

(a)           The Company must give to each Holder Group Investor notice of its respective intention to issue New Securities (a “Subscription Notice”) prior to accepting any offer or proposal, or making any commitment, relating thereto and at least thirty (30) days prior to the anticipated issuance date of the New Securities.  The Subscription Notice must state the class or series of New Securities to be issued or describe in reasonable detail the rights and preferences of the New Securities, the aggregate number of such New Securities to be issued, the aggregate consideration to be paid in exchange therefor, the anticipated issuance date and the other material terms upon which the Company proposes to issue or sell such New Securities.

(b)           Upon receipt of a Subscription Notice, each Holder Group Investor shall have the right to acquire, on the terms specified in the Subscription Notice, such Holder Group Investor’s Subscription Share of the New Securities specified in the Subscription Notice.  Each Holder Group Investor will be entitled to exercise such right within the Subscription Period.

(c)           To exercise the rights provided by this Section 3.06, a Holder Group Investor must give a written notice of exercise (a “Participation Notice”) to the Company during the Subscription Period.  The Participation Notice must contain the irrevocable offer of such Holder Group Investor to acquire all or any portion, of such Holder Group Investor’s Subscription Share of the New

Securities specified in the Subscription Notice. Failure of a Holder Group Investor to deliver a valid Participation Notice during the Subscription Period will be deemed a waiver of such Member’s subscription right with respect to the New Securities described in the Subscription Notice.  If a subscription right is exercised in accordance with this Section 3.06, the closing of the purchase of the New Securities will occur no later than the thirtieth (30th) day after the expiration of the Subscription Period, unless the Company and the purchasing Holder Group Investors agree upon a different place or date.

ARTICLE 4
MISCELLANEOUS

4.01        Legends on Certificates.  During the term of this Agreement, each certificate or other instrument representing Company Preferred Stock will bear legends in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF ARE SUBJECT TO RESTRICTIONS AND AGREEMENTS CONTAINED IN AN INVESTOR RIGHTS AGREEMENT, DATED AS OF NOVEMBER 6, 2019, AMONG ASHFORD NEVADA HOLDING CORP. (TO BE RENAMED ASHFORD INC.), ARCHIE BENNETT, JR., MONTY J. BENNETT, MJB INVESTMENTS, LP, THE ALAYNA JO BENNETT MAX 2019 GIFT TRUST, THE ARCHIE BENNETT, III 2019 GIFT TRUST, THE AUDRA MARIE BENNETT MAXWELL 2019 GIFT TRUST, THE JORY GLAZENER 2019 GIFT TRUST, THE KRISTA KOLEAS 2019 GIFT TRUST, THE MATTHEW WADE BENNETT 2019 GIFT TRUST, THE BEVERLY RENE BENNETT FLOOD 2019 GIFT TRUST, THE SUPPLEMENTAL NEEDS TRUST FBO LUCAS WADE BENNETT, JAMES L. COWEN, JEREMY J. WELTER, MARK A. SHARKEY, MARISSA A. BENNETT AND ANY OTHER PERSONS THAT BECOME PARTIES TO SUCH AGREEMENT. A COPY OF SUCH AGREEMENT WILL BE FURNISHED BY ASHFORD NEVADA HOLDING CORP. TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO ASHFORD NEVADA HOLDING CORP. AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO ASHFORD NEVADA HOLDING CORP. (TO BE RENAMED ASHFORD INC.) OF AN OPINION OF COUNSEL SATISFACTORY TO ASHFORD NEVADA HOLDING CORP. THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE

SUBMISSION TO ASHFORD NEVADA HOLDING CORP. OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO ASHFORD NEVADA HOLDING CORP. TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.”

The Company will make a notation on its records and give instructions to any transfer agent of its equity securities to implement the restrictions on transfer established in this Agreement.

4.02        Assignment.  The rights and obligations of the Remington Holders, Holder Group Investors and Covered Investors pursuant to this Agreement are assignable and transferable only in connection with a Transfer complying with this Agreement.  The Company’s rights with respect to the Preferred Call Option are not assignable or transferable.

4.03        Binding Effect.  Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, legatees, legal representatives and permitted successors, transferees and assigns.

4.04        Termination.

(a)           This Agreement will terminate and be of no further force or effect upon the earliest to occur of: (i) the written agreement of the Company and a Majority in Interest of the Covered Investors; or (ii) the date on which the Covered Investors no longer own any Company Preferred Stock or Company Common Stock; provided, however, that the provisions of Sections 2.01, 3.01, 3.02 and 3.03 shall remain in effect for the periods of time specified therein and the provisions of Sections 2.02 and 2.03 shall survive indefinitely.

(b)           A Covered Investor shall automatically cease to be bound by this Agreement solely in its capacity as a Covered Investor at such time as such Covered Investor no longer owns any Company Preferred Stock or Company Common Stock.

4.05        Notices.  Whenever this Agreement provides that any notice, demand, request, consent, approval, declaration, or other communication be given to or served upon any of the parties or any other Person, such notice, demand, request, consent, approval, declaration, or other communication will be in writing and will be deemed to have been validly served, given, or delivered (and “the date of such notice” or words of similar effect will mean the date) upon actual, confirmed receipt thereof (whether by non-certified mail, telecopy, telegram, express delivery, or otherwise), addressed to the Company and the Covered Investors at the street or post office addresses, facsimile numbers or e-mail addresses set forth on the signature pages to this Agreement (or to such other addresses or facsimile number as such party may have specified by notice given pursuant to this provision) and to any other equity holders in the Company at the addresses or facsimile numbers set forth on the books and records of the Company.  No notice, demand, request, consent, approval, declaration, or other communication will be deemed to have been given or received unless and until it sets forth all items of information required to be set forth therein pursuant to the terms of this Agreement.

4.06        Choice of Law; Forum; Waiver of Jury Trial.

(a)           THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE SUBSTANTIVE LAWS OF THE STATE OF NEVADA APPLICABLE TO AN AGREEMENT EXECUTED, DELIVERED, AND PERFORMED THEREIN WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW RULES THEREOF OR ANY OTHER PRINCIPLE THAT COULD REQUIRE THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION; AND

(b)           EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEVADA, SITTING IN CLARK COUNTY, NEVADA AND HAVING PROPER SUBJECT MATTER JURISDICTION, OR THE FEDERAL DISTRICT COURT FOR THE DISTRICT OF NEVADA FOR ALL PURPOSES IN CONNECTION WITH ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT (COLLECTIVELY, “PROCEEDINGS”).  EACH PARTY HEREBY AGREES THAT SERVICE OF SUMMONS, COMPLAINT OR OTHER PROCESS IN CONNECTION WITH ANY PROCEEDINGS MAY BE MADE AS SET FORTH IN THIS AGREEMENT WITH RESPECT TO SERVICE OF NOTICES, AND THAT SERVICE SO MADE WILL BE AS EFFECTIVE AS IF PERSONALLY MADE IN THE STATE OF NEVADA.  IT IS THE INTENT OF EACH OF THE PARTIES THAT ALL PROCEEDINGS BE HEARD AND LITIGATED EXCLUSIVELY IN A COURT LOCATED IN CLARK COUNTY, NEVADA.  EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT IT HAS FREELY AGREED THAT: (i) ALL PROCEEDINGS WILL BE HEARD IN ACCORDANCE WITH THIS SECTION 4.06; (ii) THE AGREEMENT TO CHOOSE COURTS LOCATED IN CLARK COUNTY, NEVADA TO HEAR ALL PROCEEDINGS IN ACCORDANCE WITH THIS SECTION 4.06 IS REASONABLE AND WILL NOT PLACE SUCH PARTY AT A DISADVANTAGE OR OTHERWISE DENY IT ITS DAY IN COURT; (iii) IT IS A KNOWLEDGEABLE, INFORMED, SOPHISTICATED PERSON CAPABLE OF UNDERSTANDING AND EVALUATING THE PROVISIONS SET FORTH IN THIS AGREEMENT, INCLUDING THIS SECTION 4.06; AND (iv) IT HAS BEEN REPRESENTED BY SUCH COUNSEL AND OTHER ADVISORS OF ITS CHOOSING AS SUCH PARTY HAS DEEMED APPROPRIATE IN CONNECTION WITH THE DECISION TO ENTER INTO THIS AGREEMENT, INCLUDING THIS SECTION 4.06.  THE COMPANY AND THE COVERED INVESTORS HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE,

RELINQUISH AND FOREVER FORGO ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER DOCUMENTS ENTERED INTO IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN), OF THE COMPANY OR THE COVERED INVESTORS.

4.07        Integration; Amendment; Waivers.  This Agreement, together with the other Transaction Documents, constitute the entire agreement among the parties with respect to the subject matter of this Agreement and the other Transaction Documents and supersede all previous written, and all previous or contemporaneous oral, negotiations, drafts, proposals, terms sheets, understandings, arrangements, understandings, or agreements.  Except for the addition of Covered Investors as parties to this Agreement as provided for herein, this Agreement may not be amended, modified, or supplemented, or any provision of this Agreement waived, except by the written agreement of the Company and a Majority in Interest of the Holder Group Investors, it being agreed that any such amendment, modification or supplement shall be binding on all Covered Investors.  The parties agree that no custom, practice, course of dealing, or similar conduct will be deemed to amend, modify, or supplement any term of this Agreement.  The failure of any party to enforce any right or remedy under this Agreement, or to enforce any such right or remedy promptly, will not constitute a waiver thereof, nor give rise to any estoppel against such party, nor excuse any other party from its obligations under this Agreement.  Any waiver of any such right or remedy by any party must be in writing and signed by the party against which such waiver is sought to be enforced.  No waiver will be deemed a continuing waiver or a waiver of any right beyond the specific right waived in such waiver.  Notwithstanding the foregoing provisions of this Section 4.07, the provisions contained in this Agreement specifying instances requiring: (a) the affirmative vote of the majority of the stockholders of the Company that are not Affiliates or Associates of the Covered Investors; or (b) the approval or determination by a majority of the Disinterested Directors may, in each case, only be amended, modified or supplemented by the affirmative vote of a majority of the stockholders of the Company that are not Affiliates or Associates of the Covered Investors.

4.08        Further Assurances.  Each party to this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be reasonably necessary or appropriate to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby.

4.09        Construction of Agreement.

(a)           Interpretation.  For the purposes this Agreement:

(i)            the word “include” and its derivatives means to include without limitation;

(ii)           the word “or” is not exclusive;

(iii)          inclusion of items in a list or specification of a particular instance of an item will not be deemed to exclude other items of similar import;

(iv)          unless the context otherwise requires, references in this Agreement: (A) to Preambles, Preliminary Statements, Articles and Sections mean the Preambles, Preliminary Statements, Articles and Sections of this Agreement; (B) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (C) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder and in effect from time to time;

(v)           this Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any provision or document to be drafted;

(vi)          use of terms that imply gender will include all genders;

(vii)         defined terms will have their meanings in the singular and the plural case;

(viii)        the headings in this Agreement are for reference only and will not affect the interpretation of this Agreement; and

(ix)          the word “will” will not be deemed a mere prediction of future events.

(b)           Severability.  The parties to this Agreement expressly agree that it is not the intention of any of them to violate any public policy, statutory or common law rules, regulations, or decisions of any governmental or regulatory body.  If any provision of this Agreement is interpreted or construed as being in violation of any such policy, rule, regulation, or decision, the provision, section, sentence, word, clause, or combination thereof causing such violation will be inoperative (and in lieu thereof there will be inserted such provision, sentence, word, clause, or combination thereof as may be valid and consistent with the intent of the parties under this Agreement) and the remainder of this Agreement, as amended, will remain binding upon the parties to this Agreement, unless the inoperative provision would cause enforcement of the remainder of this Agreement to be inequitable under the circumstances.

(c)           Time.  Time is of the essence with respect to this Agreement.

4.10        Counterparts.  This Agreement may be executed in any number of counterparts, by means of facsimile or portable document format (pdf), which will individually and collectively constitute one agreement.

4.11        Specific Performance.  The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms of this Agreement and that the Parties will be entitled to specific performance of the terms of this Agreement, in addition to any other remedy to which they are entitled at law or in equity without the need to demonstrate irreparable harm or to post any bond or surety.

4.12        Timing.  The Parties acknowledge that this Agreement was executed: (a) simultaneously with the execution of the Merger Agreement, the Remington Contribution Agreement, the Hotel Services Agreement, the Non-Competition Agreement and the Transition Cost Sharing Agreement; (b) simultaneously with the filing for record with the Maryland State Department of Assessments and Taxation of the Articles of Merger (as defined in the Merger Agreement) (with a delayed effective time, as specified therein); (c) simultaneously with the filing for record with the Nevada Secretary of State of the Preferred Stock Certificate of Designation (with a delayed effective time, as specified therein); and (d) prior to the Effective Time (as defined in the Merger Agreement). This Agreement will be effective upon issuance of the Aggregate Consideration (as defined in the Combination Agreement) pursuant to the Combination Agreement.

4.13        Archie Bennett, Jr. Rights.  Archie Bennett, Jr. shall continue to have substantially the same rights and privileges as he currently has from Remington LP, including without limitation: (a) the title of Chairman of Remington LP; (b) the right to continue his current level of involvement with Remington LP (e.g., first class travel to the hotels to act as an ambassador for hotel staff members, report back (verbally) to Remington LP’s President/COO with his observations and advice for changes or improvements); and (c) reimbursement of the actual out-of-pocket costs (including first class travel) incurred by him in connection with the foregoing activities.  In addition: (i) Archie Bennett, Jr. may participate in Company or Company Board social functions; and (ii) if and to the extent requested by the Company’s directors, Archie Bennett, Jr. agrees to make himself available for the purpose of sharing his opinions, insights and analyses related to the Company’s business, prospects, finances and similar matters.

4.14        Termination of Prior IRA.  The Covered Investors, joined by AINC, as hereinafter provided, agree that this Agreement supersedes and replaces in all respects that certain Investor Rights Agreement (the “Prior IRA”), dated as of August 8, 2018, among AINC, the Remington Holders, Mark A. Sharkey and certain other parties thereto, which Prior IRA shall be deemed terminated and of no further force or effect as of the date of this Agreement; provided, however, that such parties agree that such termination shall not apply to the breach of any provision of the Prior IRA that may have occurred prior to the date hereof and that the rights of the non-breaching parties against any breaching party shall be preserved.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

THE COMPANY:

ASHFORD NEVADA HOLDING CORP.

By:	/s/ Robert G. Haiman
Name:	Robert G. Haiman
Title:	Secretary

Address:	14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254

with copies to:

Norton Rose Fulbright US LLP
2200 Ross Avenue, Suite 3600
Dallas, Texas 75201
Attn: Head of Corporate Group

[Signature Page to Investor Rights Agreement]

THE REMINGTON HOLDERS:

/s/ Archie Bennett, Jr.
Archie Bennett, Jr.

Address:	14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

/s/ Monty J. Bennett
Monty J. Bennett

Address:	14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

MJB INVESTMENTS, LP

By MJB Investments GP, LLC, its general partner

By:	/s/ Monty J. Bennett
Monty J. Bennett, Sole Member

Address:	14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

[Signature Page to Investor Rights Agreement]

THE TRUSTS:

ALAYNA JO BENNETT MAX 2019 GIFT TRUST

By:	/s/ Alayna Jo Bennett Max
Trustee: Alayna Jo Bennett Max

ARCHIE BENNETT, III 2019 GIFT TRUST

By:	/s/ Archie Bennett, Jr.
Trustee: Archie Bennett, Jr.

AUDRA MARIE BENNETT MAXWELL 2019 GIFT TRUST

By:	/s/ Audra Marie Bennett Maxwell
Trustee: Audra Marie Bennett Maxwell

JORY GLAZENER 2019 GIFT TRUST

By:	/s/ Archie Bennett, Jr.
Trustee: Archie Bennett, Jr.

KRISTA KOLEAS 2019 GIFT TRUST

By:	/s/ Krista Koleas
Trustee: Krista Koleas

[Signature Page to Investor Rights Agreement]

MATTHEW WADE BENNETT 2019 GIFT TRUST

By:	/s/ Matthew Wade Bennett
Trustee: Matthew Wade Bennett

BEVERLY RENE BENNETT FLOOD 2019 GIFT TRUST

By:	/s/ Beverly Rene Bennett Flood
Trustee: Beverly Rene Bennett Flood

[Signature Page to Investor Rights Agreement]

SUPPLEMENTAL NEEDS TRUST FBO LUCAS WADE BENNETT

By:	/s/ Monty J. Bennett
Trustee: Monty J. Bennett

with copies to:

Baker Botts L.L.P.
2001 Ross Avenue
Suite 900
Dallas, Texas 75201
Attn: Neel Lemon

and

General Counsel
Remington Holdings, LP
14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

[Signature Page to Investor Rights Agreement]

JAMES L. COWEN

/s/ James L. Cowen
James L. Cowen

Address:	14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

with copies to:

Baker Botts L.L.P.
2001 Ross Avenue
Suite 900
Dallas, Texas 75201
Attn: Neel Lemon

and

General Counsel
Remington Holdings, LP
14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

JEREMY J. WELTER

/s/ Jeremy J. Welter
Jeremy J. Welter

Address:	14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

with copies to:

Baker Botts L.L.P.
2001 Ross Avenue
Suite 900
Dallas, Texas 75201
Attn: Neel Lemon

and

[Signature Page to Investor Rights Agreement]

General Counsel
Remington Holdings, LP
14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

MARK A. SHARKEY

/s/ Mark A. Sharkey
Mark A. Sharkey

Address:	2725 Summit Ridge
Southlake, Texas 76092

with copies to:

Baker Botts L.L.P.
2001 Ross Avenue
Suite 900
Dallas, Texas 75201
Attn: Neel Lemon

and

General Counsel
Remington Holdings, LP
14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

Ashford Inc., a Maryland corporation and a party to the Prior IRA, hereby confirms the termination of the Prior IRA as provided in Section 4.14 of this Agreement:

ASHFORD INC.

By:	/s/ Robert G. Haiman
Name: Robert G. Haiman
Title: Executive Vice President, General Counsel & Secretary

[Signature Page to Investor Rights Agreement]

MARISSA A. BENNETT

/s/ Marissa A. Bennett
Marissa A. Bennett

Address:	3465 Purdue Ave
Dallas, Texas 75225

with copies to:

Baker Botts L.L.P.
2001 Ross Avenue
Suite 900
Dallas, Texas 75201
Attn: Neel Lemon

and

General Counsel
Remington Holdings, LP
14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254

[Signature Page to Investor Rights Agreement]

Annex A

A Person shall be deemed to be “Acting in Concert” with another Person if such Person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert or in parallel with such other Person, or towards a common goal with such other Person, relating to: (a) acquiring, holding, voting or disposing of voting securities of the Company; or (b) changing or influencing the control of the Company or in connection with or as a participant in any transaction having that purpose or effect, where: (i) each Person is conscious of the other Person’s conduct or intent and this awareness is an element in their decision-making processes; and (ii) at least one additional factor indicating that such Persons intended to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information, attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel. A Person that is Acting in Concert with another Person will also be deemed to be Acting in Concert with any third Person that is also Acting in Concert with such other Person. Notwithstanding the foregoing, no Person will be deemed to be Acting in Concert with another Person solely as a result of: (x) making or receiving a solicitation of, or granting or receiving, revocable proxies or consents given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by means of a proxy or solicitation statement filed on Schedule 14A; or (y) soliciting or being solicited for, or tendering or receiving tenders of securities in a public tender or exchange offer made pursuant to, and in accordance with, Section 14(d) of the Exchange Act by means of a tender offer statement filed on Schedule TO.

A Person shall be deemed the “Beneficial Owner” of, shall be deemed to have “beneficial ownership” of and shall be deemed to “beneficially own” any securities:

(a)       which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement;

(b)       which such Person or any of such Person’s Affiliates or Associates has: (i) the right or the obligation to acquire (whether such right is exercisable, or such obligation is required to be performed, immediately or only after the passage of time or upon the satisfaction of conditions) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), written or otherwise, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person will not be deemed to be the Beneficial Owner of, or to beneficially own: (x) securities tendered pursuant to a tender or exchange offer made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; (y) securities which such Person has a right to acquire upon the exercise of rights under a shareholder rights plan under which such rights have been distributed to all holders of Company Common Stock, which rights have become exercisable prior to the time that such Person becomes a Prohibited Beneficial Owner; or (z) securities which such Person or any of such Person’s Affiliates or Associates may acquire, does or do acquire or may be deemed to have the right to acquire, pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of such Person’s Affiliates or Associates) pursuant to which such Person would acquire beneficial ownership of more than fifty percent (50%) of the outstanding voting Company Shares without any Transfer from a Covered Investor if such agreement has been approved by the Board of Directors prior to such Person’s becoming a Prohibited Beneficial Owner; or (ii) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security by reason of such agreement, arrangement or understanding if the agreement, arrangement or understanding to vote such security: (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act; and (B) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

(c)       which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such other Person) with which such first Person or any of such first Person’s Affiliates or Associates or any other Person (or any Affiliate or Associate of such other Person) with whom such first Person (or any Affiliates or Associates of such first Person) is Acting in Concert, has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting or disposing of any voting securities of the Company;

(d)       which are the subject of, or the reference securities for, or that underlie, any Derivative Interest of such Person or any of such Person’s Affiliates or Associates, with the number of Company Shares deemed Beneficially Owned being the notional or other number of Company Shares specified in the documentation evidencing the Derivative Interest as being subject to be acquired upon the exercise or settlement of the Derivative Interest or as the basis upon which the value or settlement amount of such Derivative Interest is to be calculated in whole or in part or, if no such number of Company Shares is specified in such documentation, as determined by the Company Board to be the number of Company Shares to which the Derivative Interest relates;

Notwithstanding anything in this definition of “Beneficial Owner” to the contrary, the phrase “then outstanding,” when used with reference to a Person’s beneficial ownership of securities of the Company, means the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to beneficially own hereunder but the number of securities not outstanding that such Person is otherwise deemed to beneficially own for purposes of this Agreement shall not be included for the purpose of computing the percentage of the outstanding securities beneficially owned by any other Person (unless such other Person is also deemed to beneficially own for purposes of this Agreement such securities not outstanding).

“Derivative Interest” means any derivative securities (as defined under Rule 16a-1 under the Exchange Act, as in effect on the date of this Agreement) that increase in value as the value of the underlying equity increases, including, but not limited to, a long convertible security, a long call option and a short put option position, in each case, regardless of whether: (a) such interest conveys any voting rights in such security; (b) such interest is required to be, or is capable of being, settled through delivery of such security; or (c) transactions hedge the economic effect of such interest.

“Prohibited Beneficial Owner” means any Person that, together with all Affiliates and Associates of such Person, is or becomes the Beneficial Owner of ten percent (10%) or more of the Company Common Stock then outstanding taking the Company Preferred Stock into account on an as-converted basis, but will not include: (a) Archie Bennett, Jr. or Monty J. Bennett; (b) any Person which is one hundred percent (100%) Beneficially Owned by either Archie Bennett, Jr. or Monty J. Bennett; (c) any Person that otherwise is or would become a Prohibited Beneficial Owner as a result of an Intra-Group Transfer; (d) any Person that otherwise is or would become a Prohibited Beneficial Owner as a result of any voting agreement between Archie Bennett, Jr. and Monty J. Bennett; (e) the Company; (f) any Subsidiary of the Company; (g) any employee benefit plan of the Company or of any Subsidiary of the Company; (h) any entity or trustee holding (or acting in a fiduciary capacity in respect of) Company Shares for or pursuant to the terms of any such employee benefit plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company; or (i) any Person that, on the Closing Date, was a Beneficial Owner of ten percent (10%) or more of the Company Shares then outstanding, other than a Person that is not an Affiliate or Associate of such Beneficial Owner on the Closing Date and that subsequently becomes an Affiliate or Associate of such Beneficial Owner (the Person referred to in clause (i) above, referred to herein as a “Grandfathered Stockholder”); provided, that if a Grandfathered Stockholder becomes, after the Closing Date, the Beneficial Owner of additional Company Shares (other than Company Shares acquired solely as a result of corporate action of the Company not caused, directly or indirectly, by such Person) at any time such that the Grandfathered Stockholder is or thereby becomes the Beneficial Owner of ten percent (10%) or more of the Company Shares then outstanding (or such other percentage as would otherwise result in such Person becoming a Prohibited Beneficial Owner), then such Grandfathered Stockholder will be deemed a Prohibited Beneficial Owner; provided, further, that upon the first (1st) decrease of a Grandfathered Stockholder’s the Beneficial Ownership below ten percent (10%), such Grandfathered Stockholder will no longer be considered a Grandfathered Stockholder and this proviso will have no further force or effect with respect to such Grandfathered Stockholder.

Notwithstanding the foregoing, no Person will become a Prohibited Beneficial Owner as the result of an acquisition of Company Shares by the Company that, by reducing the number of shares outstanding, increases the proportionate number of Company Shares Beneficially Owned by such Person to ten percent (10%) or more of the then outstanding Company Shares (or such other percentage as would otherwise result in such Person becoming a Prohibited Beneficial Owner); provided, that if a Person would, but for the provisions of this paragraph, become a Prohibited Beneficial Owner by reason of an acquisition of Company Shares by the Company and, after such share purchases by the Company, becomes the Beneficial Owner of any additional Company Shares at any time such that the Person is or thereby becomes the Beneficial Owner of ten percent (10%) or more of the Company Shares then outstanding (or such other percentage as would otherwise result in such Person becoming a Prohibited Beneficial Owner) (other than Company Shares acquired solely as a result of corporate action of the Company not caused, directly or indirectly, by such Person), then such Person will be deemed to be a Prohibited Beneficial Owner.

Notwithstanding the foregoing, if a Person that would otherwise be a Prohibited Beneficial Owner has become such inadvertently (including, without limitation, because: (A) such Person was unaware that it Beneficially Owned that number of Company Shares that would otherwise cause such Person to be an “Prohibited Beneficial Owner;” or (B) such Person was aware of the extent of its Beneficial Ownership of Company Shares but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of obtaining, changing or influencing control of the Company, and such Person divests as promptly as practicable a sufficient number of Company Shares so that such Person would no longer be a Prohibited Beneficial Owner, then such Person will not be deemed to have become a Prohibited Beneficial Owner for any purposes of this Agreement. Notwithstanding the foregoing, if a bona fide swaps or derivatives dealer who would otherwise be a “Prohibited Beneficial Owner” has become so as a result of its actions in the ordinary course of its business that were taken without the intent or effect of evading or assisting any other Person to evade the purposes and intent of this Agreement, or otherwise seeking to control or influence the management or policies of the Company, then such Person shall not be deemed to be a “Prohibited Beneficial Owner” for any purposes of this Agreement.